UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

New England Realty Associates Limited Partnership
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP
39 Brighton Avenue
Allston, Massachusetts 02134

Proxy Statement for the Election of Advisory Committee Members

September 28, 2007

General Information

This Proxy Statement is furnished to holders (the “Limited Partners”) of Class A Limited Partnership Units (the “Class A Units”) and Class B Limited Partnership Units (the “Class B Units,” and together with the Class A Units, the “Limited Partnership Units”) of New England Realty Associates Limited Partnership (the “Partnership”), in connection with the solicitation by the board of directors of NewReal, Inc., our general partner (the “General Partner”), of proxies in the accompanying form for use in electing and qualifying successors to fill vacancies on the Partnership’s Advisory Committee.

This Proxy Statement and the accompanying proxy card are first being mailed to the holders of Limited Partnership Units on or about Friday, September 28, 2007.

The Partnership has an Advisory Committee composed of Limited Partners who are not general partners or affiliates of the Partnership. The Advisory Committee meets with the General Partner to review the progress of the Partnership, assist the General Partner with policy formation, review the appropriateness, timing and amount of proposed distributions, approve or reject proposed acquisitions and investments with affiliates, and advise the General Partner on various other Partnership affairs. Pursuant to the Partnership’s Second Amended and Restated Contract of Limited Partnership (the “Partnership Agreement”), the Advisory Committee has no binding power except that it must approve certain investments and acquisitions or sales by the Partnership from or with affiliates of the Partnership. As of August 1, 2007, all of three seats on the Advisory Committee were vacant.

The Partnership Agreement provides that the number of members of the Advisory Committee shall be fixed at three, and any vacancies shall be filled by the remaining member(s) of the Advisory Committee, or if no member of the Advisory Committee is then in office, by the General Partner, subject to the approval of a majority of votes cast by the holders of the issued and outstanding Limited Partnership Units, voting as a single class (the “Required Majority”). The General Partner has selected three nominees for qualification and election to the Advisory Committee.

Solicitation and Voting Procedures

Solicitation.   The solicitation of proxies will be conducted by mail, and the Partnership will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials and reimbursements paid to brokerage firms, custodians and fiduciaries and others for their expenses incurred in forwarding solicitation material to beneficial owners of the Limited Partnership Units. The General Partner may conduct further solicitation personally, telephonically, electronically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

Voting.   The Partnership has fixed Monday, September 24, 2007 (the “Record Date”) as the date for the determination of Limited Partners who are entitled to vote to elect and qualify successors to fill vacancies on the Advisory Committee and set Monday, October 29, 2007, as the deadline for submission of proxies. At the close of business on the Record Date, there were outstanding and entitled to vote 5,682 Class A Units, 1,326,956 Depositary Receipts (each of which is exchangeable for one-tenth of a Class A Unit), and 33,015 Class B Units. Each Class A Unit and Class B Unit is entitled to one vote, and each Depositary Receipt is entitled to such number of votes as Class A Units into which it is exchangeable. Under Massachusetts law, Limited Partners will not have appraisal or similar rights in connection with the proposal set forth in this Proxy Statement.

Any nominee that receives that number of affirmative votes which equals or exceeds the Required Majority be qualified to be appointed to fill vacancies on the Advisory Committee. Each of the three nominees that receive the highest number of affirmative votes cast in his favor shall, assuming such number of votes equals or exceeds the Required Majority, be immediately appointed to fill the current vacancies on the Advisory Committee by the General Partner.

Revocability of Proxies.   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given or by delivering to: Proxy Services, c/o Computershare Investor Services, P. O. Box 43078, Providence, RI 02940-3078, a written notice of revocation or a properly executed proxy bearing a later date before Monday, October 29, 2007, the deadline for submission of proxies.

Voting Procedure.   Votes will be tabulated by Computershare. Limited Partnership Units represented by a properly executed and delivered proxy will be voted in accordance with their instructions. Limited Partners who (i) abstain from voting, (ii) beneficially own Limited Partnership Units in street name through brokers or nominees who indicated on their ballot that they do not have discretionary authority to vote such units or (iii) fail to return a properly executed proxy by Monday, October 29, 2007, will not be counted as having voted for any nominee. Accordingly, abstentions from voting, “broker non-votes” and ballots improperly executed or not returned by Monday, October 29, 2007, will have no effect on the outcome of the election.

Annual Report.   A copy of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission, except for exhibits, was mailed to Limited Partners on or about  June 29, 2007 and will be furnished without charge to any Limited Partner upon request to the Partnership, Attention: Director of Investor Relations, 39 Brighton Avenue, Allston, Massachusetts 02134.

ELECTION OF ADVISORY COMMITTEE MEMBERS

The Partnership Agreement provides that the number of members of the Advisory Committee shall be fixed at three, and any vacancies shall be filled by the remaining member(s) of the Advisory Committee, or if no member of the Advisory Committee is then in office, by the General Partner, subject to the approval of the Required Majority of Limited Partners. The board of directors of the General Partner has selected Gregory Dube, Robert J. Nahigian, Thomas Raffoul and Edward A. Sarkisian as nominees for election to the Advisory Committee. Each nominee that receives that number of affirmative votes which equals or exceeds the Required Majority shall be qualified for appointment to fill vacancies on the Advisory Board, and each of the three nominees so qualified who receive the highest number of affirmative votes cast in his favor, assuming such number of votes equals or exceeds the Required Majority, shall be immediately appointed by the General Partner to fill the current vacancies on the Advisory Committee. The General Partner is soliciting the accompanying proxy card to facilitate the election and qualification of these nominees. The following table sets forth the name of each nominee, his age, and other offices and positions, if any, which he holds with Partnership or his principal occupation.

Name, offices and positions with the Partnership and principal occupation	Age
Gregory Dube	53

Mr. Dube is the Chairman of Roseheart Associates, a private company that invests in securities and real estate. Prior to founding Roseheart, Mr. Dube was the Director of the Global High Yield Group at Alliance Capital in New York, which he joined as Senior Vice President in 1998. Mr. Dube traded and sold credit instruments including corporate, high-yield, private placement, mortgage, Euro and distressed debt and derivatives. As a former partner of Donaldson, Lufkin & Jenrette, Executive Director of Lehman Brothers International in London and National Sales Manager of Taxable Fixed Income at Lehman Brothers in New York, Mr. Dube performed research, risk management and marketing functions. Mr. Dube is an honors graduate of Harvard College and a Rhodes Scholar Nominee. He also has served on the parent advisory committees of Middlebury College and Choate Rosemary Hall.

Robert J. Nahigian	51

Mr. Nahigian has 34 years of real estate experience with 26 years exclusively in commercial and industrial real estate, and he is currently a principal of Auburndale Realty Co. which manages properties in Massachusetts, Florida, Missouri, California and Ohio aggregating 13.0 million square feet and $400 million. Previously, Mr. Nahigian has served as Director, Office/Industrial Division, of the The Robbins Group, Inc. and as the Vice President of The Norwood Group, Inc. He was also a former city planner and economic developer in Bowie, Maryland and served two years as the planner and technical analyst with Perkins and Will Architectural Firm in New York, New York. Mr. Nahigian is the author of five books and over eighty other published articles, columns and reports. He is also a licensed real estate broker in Massachusetts and New Hampshire. Mr. Nahigian received his bachelor’s degree, Cum Laude, from Lehigh University and earned a master’s degree in urban planning from Columbia University. He holds professional designations with the Society of Industrial and Office Realtors, The Counselors of Real Estate and the Royal Institute of Chartered Surveyors.

Thomas Raffoul	82

Mr. Raffoul previously served as a member of the board of directors of our General Partner and as a member of the Advisory Committee. He also has been an investor in the Partnership in excess of 25 years. Mr. Raffoul has held an active real estate salesperson’s license for 32 years and is a minority owner of Integrated Communication Service, Inc., a private communication wiring company. Mr. Raffoul also previously worked in the real estate department of the Massachusetts Bay Transportation Authority for 23 years.

Edward A. Sarkisian	80

Mr. Sarkisian previously served as a member of the board of directors of our General Partner. He also has been an investor in the Partnership since 1971, is presently a holder of Depositary Receipts and previously served as a member of the Advisory Committee from 1994 to 2004. Mr. Sarkisian was a consultant engineer for the United States Air Force, Division Chief and Program Manager, from 1965 to 1990. He was a design Engineer for Sylvania and RCA from 1943 to 1965 and he has been a real estate broker since 1970. Mr. Sarkisian is also the vice president of the National Association of Retired Federal Employees. He holds a BEE from the Polytechnic Institute of Brooklyn and a MSEE from Northeastern University.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth certain information regarding each class of partnership units beneficially owned as of June 30, 2007 by (i) each person known by the General Partner to beneficially own more than 5% of any class of partnership units, (ii) each nominee for election to the Advisory Committee, (iii) each director and officer of the General Partner and (iv) all directors and officers of the General Partner as a group. For purposes of this table, all Depositary Receipts are included as if they were converted back into Class A Units. The inclusion in the table below of any Units deemed beneficially owned does not constitute an admission that the named persons are direct or indirect beneficial owners of such Units. Unless otherwise indicated, each person listed below has sole voting and investment power with respect to the Units listed.

	Class A				Class B				General Partnership
Directors and Officers	Number of Units Beneficially Owned		% Of Outstanding Units Beneficially Owned		Number of Units Beneficially Owned		% Of Outstanding Units Beneficially Owned		Number of Units Beneficially Owned	% Of Outstanding Units Beneficially Owned
Harold Brown	(1)		(1)		24,761	(2)	75	%(2)	(3)	100	%(3)
c/o New England Realty Associates Limited Partnership 39 Brighton Avenue Allston, MA 02134
NERA 1994 Irrevocable Trust	(1)		(1)		0		0		0	0
c/o Dionne and Gass LLP 131 Dartmouth Street Boston, MA 02116
Ronald Brown	765	(4)	0.6	%(4)	8,254		25%		(3)	100	%(3)
c/o New England Realty Associates Limited Partnership 39 Brighton Avenue Allston, MA 02134
Guilliaem Aertsen	0		0		0		0		0	0
175 West Brookline Street Boston, MA 02118
Conrad DiGregorio	40		0.03%		0		0		0	0
34 Gladstone Street East Boston, MA 02128
NewReal, Inc.	0		0		0		0		1,738	100%
39 Brighton Avenue Allston, MA 02134
All directors and officers as a group	25,904	(5)	18.7	(5)	33,015	(6)	100	%(6)	(3)	100	%(3)
Advisory Committee Nominees
Gregory Dube	130		.09%		0		0		0	0
873 East Saddle River Road Ho-Ho-Kus, NJ 07423
Robert J. Nahigian	10		.01%		0		0		0	0
365 Highland Street Weston, MA 02493
Thomas Raffoul	696		0.5%		0		0		0	0
2219 Centre Street West Roxbury, MA 02132
Edward Sarkisian	22		0.02%		0		0		0	0
256 South Avenue Weston, MA 02493

5% Owners that are not Directors and Officers
Mercury Real Estate Advisors LLC	0	(7)	0	%(7)	0	0	0	0
(“Mercury Advisors”) 3 River Road Greenwich, CT 06807
Mercury Special Situations Fund, LP	1,837	(7)	1.3	%(7)	0	0	0	0
3 River Road Greenwich, CT 06807
Mercury Special Situations Offshore Fund LTD	8,079	(7)	5.8	%(7)
3 River Road Greenwich, CT 06807
Silver Creek SAV LLC	1,064	(7)	0.8	%(7)
3 River Road Greenwich, CT 06807
GPC LXV, LLC	1,290	(7)	1.0	%(7)
3 River Road Greenwich, CT 06807
Charles Frischer	7,054	(8)	5.1	%(8)	0	0	0	0
Steven Berger
Jon Goodman (“Group”)
c/o Zepher Management
320 Park Avenue
New York, NY 10022

(1)             243,807 Depositary Receipts are held of record by the NERA 1994 Irrevocable Trust (the “Trust”), a grantor trust established by Harold Brown. The beneficiaries of the Trust are trusts for the benefit of children of Mr. Brown. During his lifetime, Mr. Brown is entitled to receive the income from the Trust and has the right to reacquire the Depositary Receipts held by the Trust provided that substitute assets are transferred to the Trust. Accordingly, Mr. Brown may be deemed to beneficially own the Depositary Receipts held by the Trust. Because a Depositary Receipt represents beneficial ownership of one-tenth of a Class A Unit, the Trust may be deemed to beneficially own approximately 24,381 Class A Units (approximately 17.62% of the outstanding Class A Units). Mr. Brown currently has no voting or investment power over the Depositary Receipts held by the Trust and disclaims beneficial ownership of such Depositary Receipts. Sally E. Michael and Robert Somma, as trustees of the Trust (the “Trustees”), share voting and investment power over the Depositary Receipts held by the Trust, subject to the provisions of the Trust, and thus may each be deemed to beneficially own the 243,807 Depositary Receipts held by the Trust. The Trustees have no pecuniary interest in the Depositary Receipts held by the Trust and disclaim beneficial ownership of such Depositary Receipts.

(2)             Consists of Class B Units held by the Trust. See Note (1) above. Harold Brown currently has no voting or investment power over the Class B Units held by the Trust and disclaims beneficial ownership of such Class B Units. The Trustees share voting and investment power over the Class B Units held by the Trust, subject to the provisions of the Trust, and thus may each be deemed to beneficially own the 24,761 Class B Units held by the Trust. The Trustees have no pecuniary interest in the Class B Units held by the Trust and disclaim beneficial ownership of such Class B Units.

(3)             Since Harold Brown and Ronald Brown are the controlling stockholders, executive officers and directors of NewReal, Inc., they may be deemed to beneficially own all 1,738 of the General Partnership Units held of record by NewReal, Inc.

(4)             Consists of 7,648 Depositary Receipts held of record jointly by Ronald Brown and his wife. Because a Depositary Receipt represents beneficial ownership of one-tenth of a Class A Unit, Ronald Brown may be deemed to beneficially own approximately 765 Class A Units.

(5)             Consists of the Class A Units described in Notes (1) and (4) above, plus those held by Messrs. DiGregorio, Raffoul and Sarkisian, as indicated in the table.

(6)             Includes the Class B Units described in Note (2) above.

(7)             Mr. Malcolm F. MacLean IV (“Mr. MacLean”) and Mr. David R. Jarvis (“Mr. Jarvis”) are the Managing Members of Mercury Advisors which acts as investment advisor to Mercury Special Situations, Silver Creek SAV and GPC LXV. As such, Messrs. MacLean and Jarvis are deemed to have complete discretion with respect to the depositary receipts of the issuer held by each entity. The information with respect to Mercury Advisors and Mercury Special Situations is based on the Schedule 13D/A dated December 31, 2006, filed by such entities, Mr. MacLean and Mr. Jarvis with the Securities and Exchange Commission.

(8)             This information is based on the Schedule 13D/A dated July 6, 2007, filed by the reporting persons with the Securities and Exchange Commission. By Virtue of their status as a “Group” for purposes of Rule 13d-5, each of the reporting persons may be deemed to have shared voting and dispositive power over the Depositary Receipts owned by the other reporting persons. Each reporting person disclaims beneficial ownership of the Depositary Receipts owned by the other reporting persons.

On November 13, 2000, the Partnership adopted a Policy for Establishment of Rule 10b5-1 Trading Plans. Pursuant to this Policy, the Partnership authorized its officers, directors and certain employees, shareholders and affiliates who are deemed “insiders” of the Partnership to adopt individual plans for trading the Partnership’s securities (“Trading Plans”), and established certain procedural requirements relating to the establishment, modification and termination of such Trading Plans. On May 14, 2001, the Partnership approved a Trading Plan of Harold Brown, providing for the purchase of up to 20,000 Depositary Receipts of the Partnership as such become available during the period from May 14, 2001 through May 13, 2002. Mr. Brown amended and restated this Trading Plan on November 19, 2001 to increase the number of Depositary Receipts which were to be purchased pursuant thereto from 20,000 to 50,000, expanding the date through which purchases could be made to September 30, 2002, and to provide that purchases under his Trading Plan were to be made only if the price per Depositary Receipt was $45.00 or less. On November 4, 2005, Mr. Brown amended and restated the Trading Plan expanding the date through which Depositary Receipts may be purchased through September 30, 2007 for up to 50,000 Depositary Receipts at prices up to $100 each.

ADVISORY COMMITTEE MEETINGS

The Advisory Committee meets from time to time with the General Partner to review the progress of the Partnership, assist the General Partner with policy formation, review the appropriateness, timing and amount of proposed distributions, approve or reject proposed acquisitions and investments with affiliates, and advise the General Partner on various other Partnership affairs. Pursuant to the Partnership Agreement, the Advisory Committee has no binding power except that it must approve certain investments and acquisitions or sales by the Partnership from or with affiliates of the Partnership.

Advisory Committee members and Ronald Brown, President and a director of the General Partner, and Harold Brown, Treasurer and a director of the General Partner, receive $500 for each committee meeting attended. Expenses for attending meetings are not reimbursed. The Advisory Committee held six meetings in 2006, and each member of the committee attended at least 75% of such meetings.

OTHER MATTERS

Except as otherwise set forth in this Proxy Statement, no director or officer of the General Partner or nominee for election to the Advisory Committee has any direct or indirect interests in the matters described in this Proxy Statement to be acted upon.

It is important that the proxies be returned promptly and that your Partnership Units be voted. You are urged to mark, date, execute and promptly return the accompanying proxy card.

By	Order of the General Partner, NewReal, Inc.,
By:	/s/ Ronald Brown
President

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.	☒

Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Election of Advisory Committee Members — The General Partner recommends a vote FOR all the nominees listed.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold
01 - Gregory R. Dube	☐	☐	02 - Robert J. Nahigian	☐	☐	03 - Thomas Raffoul	☐	☐
04 - Edward Sarkisian	☐	☐

B   Non-Voting Items

Change of Address — Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

PROXY FOR VOTE

ALL VOTES WILL BE TABULATED ON MONDAY, OCTOBER 29, 2007

THE GENERAL PARTNER OF NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP SOLICITS THIS PROXY

The undersigned, hereby acknowledges receipt of the Notice and Proxy Statement dated September 28, 2007 for the election of Advisory Committee Members.

This Proxy when executed will be voted in the manner directed by the undersigned.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!